Exhibit 10.4

ALL INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE IS SUBORDINATE TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT, DATED AS OF DECEMBER 1, 2020 (THE “SUBORDINATION AGREEMENT”), AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BY AND AMONG THE LENDERS (AS DEFINED BELOW), THE BORROWER (AS DEFINED BELOW) AND MIDCAP FUNDING IV TRUST, A DELAWARE STATUTORY TRUST (TOGETHER WITH ITS PERMITTED SUCCESSORS AND ASSIGNS), AS ADMINISTRATIVE AGENT FOR THE SENIOR LENDERS (AS DEFINED IN THE SUBORDINATION AGREEMENT) FROM TIME TO TIME PARTY TO THE SENIOR LOAN AGREEMENT (AS DEFINED IN THE SUBORDINATION AGREEMENT), AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

NON-NEGOTIABLE PROMISSORY NOTE

$15,799,449	New York, NY
December 1, 2020

1.    Principal. For value received, as herein provided, Mohawk Group Holdings, Inc., a Delaware corporation (“Borrower”), promises to pay to 9830 Macarthur LLC, a Wyoming limited liability company (“MacArthur”), on behalf of the Lenders (as defined below), the principal amount set forth above (the “Original Principal Amount”), together with interest thereon from the date of this Promissory Note (“Loan”). Interest shall accrue on any portion of the Loan not repaid within 180 days of the date of this Promissory Note at a per annum rate equal to 3.0%, compounded annually, and shall be charged for the actual number of days elapsed, and such interest shall be paid on the Termination Date (as defined below); provided that, if Borrower is late in its payment in respect of any SKU of Specified Inventory, then the per annum rate of 3.0% will increase to 10% solely on the unpaid amount of such SKU and not on the entire outstanding balance of this Promissory Note. Interest shall not accrue on any portion of the Loan repaid within 180 days of the date of this Promissory Note. This Promissory Note is being provided to MacArthur, on behalf of the Lenders, pursuant to that certain Asset Purchase Agreement, dated as of even date herewith, by and among Borrower, MacArthur, Reliance Equities Group, LLC, a Wyoming limited liability company (“Reliance Equities Group”), ZN Direct LLC, a Wyoming limited liability company (“ZN Direct” and together with MacArthur and Reliance Equities Group, collectively, the “Lenders”), and Jelena Puzovic (the “Asset Purchase Agreement”). Capitalized terms used in this Promissory Note without definition shall have the respective meanings set forth in the Asset Purchase Agreement.

2.    Maturity; Payment of the Loan. If any amount remains outstanding hereunder on December 31, 2022 (the “Termination Date”), then such outstanding amount shall be deemed to be no longer outstanding hereunder and shall be added to the Phase 2 Earn Out Amount and have the same repayment rights and obligations as the Phase 2 Earn Out Amount; provided that, prior to the Termination Date, within 30 days of the time at which the remaining amount owed in respect of a particular SKU of Specified Inventory under this Promissory Note is 5% or less than the portion of the Original Principal Amount attributable to such SKU of Specified Inventory at Closing (as noted in Exhibit A attached hereto), then Borrower shall pay to MacArthur the remaining balance of the then outstanding principal value under this Promissory Note attributable to such SKU of Specified Inventory, which payment shall reduce on a dollar-for-dollar basis the then outstanding principal amount under this Promissory note in respect of such SKU of Specified Inventory. Payments shall be made in lawful money of the United States of America. Such payment shall be made at the principal office of MacArthur, or at such other place as MacArthur may from time to time designate in writing to Borrower. Payment shall be credited first to accrued interest due and payable and the remainder applied to principal. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Promissory Note. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of New York.

3.    Repayment of Principal. Each Monthly Inventory Repayment Amount paid by Borrower pursuant to Section 2.8(b) of the Asset Purchase Agreement shall be deemed to be a pro rata repayment of any outstanding principal amount and any accrued interest thereon owing to MacArthur hereunder.

4.    Prepayment. This Promissory Note may be prepaid in full or in part at any time without penalty or premium.

5.    Subordination. MacArthur agrees that it shall promptly take all actions requested by Borrower to effect a subordination of this Promissory Note to any existing or future indebtedness incurred by Borrower with any bank, financial institution or other commercial lender or lessor, whether or not secured, including without limitation, entering into any agreement reasonably requested by such third party, in form reasonably acceptable to MacArthur and its counsel, to implement the foregoing within any reasonable timeframe so requested.

6.    No Waiver By Lender. No waiver of any default shall be implied from any failure of MacArthur to take any action or any delay by MacArthur in taking action with respect to any such default or from any previous waiver of any similar or unrelated default. A waiver of any term of this Promissory Note must be made in writing and shall be limited to the express written terms of such waiver. This Promissory Note shall inure to the benefit of, and be binding upon, Borrower, MacArthur and their respective successors.

7.    Certain Waivers. Borrower and all endorsers jointly and severally waive diligence, grace, demand, presentment for payment, exhibition of this Promissory Note, protest, notice of protest, notice of dishonor, notice of demand, notice of nonpayment, notice of default or delinquency, notice of acceleration, notice of costs or expenses and interest thereon, and notice of any late charges and any and all exemption rights against the indebtedness evidenced by this Promissory Note, and agree to any and all extensions or renewals from time to time without notice and to any partial payments of this Promissory Note made before or after maturity, and that no such extension, renewal or partial payment shall release any one or all of them from the obligation of payment of this Promissory Note or any installment of this Promissory Note, and consent to offsets of any sums owed to any one or all of them by MacArthur at any time.

8.    Loss, Theft, Destruction or Mutilation of Promissory Note. In the event of the loss,

theft or destruction of this Promissory Note, upon Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by MacArthur, Borrower shall execute and deliver to MacArthur, a new promissory note in form and content identical to this Promissory Note in lieu of the lost, stolen, destroyed or mutilated Promissory Note.

9.    Time. Time is of the essence with respect to each and every provision hereof.

10.    Choice of Law; Venue.

a.    This Promissory Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Promissory Note (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, the internal Laws of the State of Delaware, without giving effect to any Law that would cause the Laws of any jurisdiction other than the State of Delaware to be applied.

b.    Each party agrees that any Proceeding arising out of or relating to this Promissory Note or any transaction contemplated hereby shall be brought exclusively in any state or federal court located in New York County, State of New York and each of the parties hereby submits to the exclusive jurisdiction of such courts for itself and with respect to its property, generally and unconditionally, for the purpose of any such Proceeding. A final judgment in any such Proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party agrees not to commence any Proceeding arising out of or relating to this Promissory Note or the transactions contemplated hereby except in the courts described above (other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described above), irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Promissory Note or the transactions contemplated hereby in any such court, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum or does not have jurisdiction over any party. Each party agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such Proceeding.

c.    EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, STATUTE OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED OR WARRANTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS PROMISSORY NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(C).

d.    The prevailing party shall be entitled to recover from the non-prevailing party any costs or expenses incurred by such party to enforce any provision of this Promissory Note, including without limitation, attorneys’ fees, whether in connection with litigation or otherwise.

11.    Entire Agreement. This Promissory Note and the Asset Purchase Agreement contain the entire agreement between the parties relating to the subject matter contained herein. This Promissory Note supersedes any prior oral or written agreement between the parties relating to the subject matter contained herein. No term of this Promissory Note may be waived, modified or amended except by an instrument in writing signed by MacArthur and Borrower. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

12.    Successors and Assigns. This Promissory Note may not be assigned or transferred (i) by Borrower to any person at any time without the written consent of MacArthur, or (ii) by MacArthur to any person at any time without the written consent of Borrower, except to an Affiliate or shareholder of MacArthur. For purposes of this Promissory Note, an “Affiliate” means any individual, entity or trust who or which, directly or indirectly, controls, is controlled by, or is under common control with MacArthur. This Promissory Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

13.    Headings. The headings in this Promissory Note are for reference only and shall not affect the interpretation of this this Promissory Note.

14.    Counterparts. This Promissory Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Promissory Note delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Promissory Note.

15.    Severability. If any term or provision of this Promissory Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Promissory Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Promissory Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Promissory Note as of the date first above written.

Mohawk Group Holdings, Inc.,	9830 Macarthur LLC, on behalf of the
a Delaware corporation, as Borrower	Lenders

By: /s/ Fabrice Hamaide	By: /s/ Jelena Puzovic
Name: Fabrice Hamaide	Name: Jelena Puzovic, Trustee of the Nijor
Title: Chief Financial Officer	Children’s Irrevocable Trust UA, dated
January 2, 2017, as Manager of 9830
Macarthur, LLC
Title: Manager

(Signature Page to Promissory Note)